Kramer, Levin, Naftalis & Frankel
                 9 1 9  T H I R D  A V E N U E
                  NEW YORK, N.Y. 10022   3852
                        (212) 715   9100
                                                          FAX
                                                          (212) 715-8000
                                                          ______

                                                          WRITER'S DIRECT NUMBER

                                                          (212) 715-9100
                                February 26, 1997


Lexington Global Fund, Inc.
Park 80 West Plaza Two
Saddle Brook, New Jersey  07662

          Re:  Lexington Global Fund, Inc.
               Park 80 West Plaza Two
               Saddle Brook, New Jersey  07662

               Gentlemen:

          We hereby consent to the reference to our firm as counsel in the Post-Effective Amendment to the Registration Statement on Form N-1A.

                              Very truly yours,

                              /s/ Kramer, Levin, Naftalis & Frankel